Exhibit 10.2

        August 27, 2002

Mr. Raymond W. Lane

Executive Vice President

MeadWestvaco Corporation

Courthouse Plaza N.E.

Dayton, Ohio 45463

Dear Ray:

This letter will serve to document our conversation about the terms and conditions surrounding your employment agreement dated January 1, 2000, as subsequently amended (the "Agreement"). The most recent amendment (dated August 28, 2001) was made in the context of the Merger between the Mead Corporation and Westvaco Corporation and provides that your termination of employment for any reason will be treated as a "Good Reason" termination for an extended period due to expire in July of 2003.

You have expressed a desire to continue your employment with the Company beyond July of 2003, but do not wish to be disadvantaged by continuing to work past this date by foregoing payments that would otherwise be made to you if you terminated employment in calendar year 2002.

The purpose of this letter is to induce you to remain employed beyond July of 2003, by preserving certain benefit and pension payments under your Agreement and to set forth the calculation of certain payments and benefits payable upon your actual termination.

This letter sets forth our understanding. We have agreed that:

    your termination of employment for any reason (including death), absent cause, shall continue to be treated as a "Good Reason" termination under Section 3 of the Agreement until you attain age sixty (60); provided that you notify the Company at least three (3) months in advance of your intention to terminate;
    the value of the lump sum severance payment described in Section 4(d)(ii) of your Agreement is set forth on Exhibit I;

  the value of the enhanced pension benefit payment (expressed as a lump sum) described in Section 4(d)(v) of your Agreement if you terminate employment before April 1, 2003, and if you terminate employment on or after April 1, 2003, is set forth on Exhibit II;

  the aggregate qualified and non-qualified retirement benefits otherwise payable to you upon your termination of employment shall be no less than what you would have been entitled to receive (at your actual termination date) under the terms of the legacy Mead Retirement Plan for Salaried Employees, the Mead Corporation Section 415 Excess Benefit Plan, the Mead Corporation Excess Earnings Benefit Plan and the Mead Corporation Supplemental Executive Retirement Plan as in effect today, whether or not such plans are modified after the effective date of this amendment; and, where legally permissible the lump sum option shall continue to be available to you under such plans;

  the Gross-Up Payment protection set forth in Section 4(e) of the Agreement shall continue to apply; and

  for purposes of Section 4(d)(iv), you (and your dependents) shall be entitled to extended coverage under the Company's life insurance, dental and health insurance programs for a period of two and one-half (2  1/2) years following your actual termination of employment; health and dental coverage shall be offered to you subject to rates and cost-sharing provisions in effect for active employees. Thereafter, to the extent the Company continues to provide retiree health care coverage, you (and your spouse) will be eligible for such coverage subject to the program's terms and conditions as they apply to all retirees.

If you agree that this letter correctly sets forth our understanding on these matters, please sign, date and return one copy of this letter to Wendell L. Willkie, II, Senior Vice President and General Counsel.

Very truly yours,

/s/John A. Luke, Jr.

John A. Luke, Jr.

Chief Executive Officer and President

Agreed to and Accepted:

/s/ Raymond W. Lane

Raymond W. Lane

Date: August 27, 2002

MeadWestvaco Corporation

Exhibit IIA--Enhanced Pension Benefit for R. W. Lane
If Exit Prior to April 1, 2003

Retirement Age (years-months)		54-8
Retirement Date		12/01/02

Earnings for Additional Three Years
Base Pay		$492,000.00
Incentive		$322,200.00
		$814,200.00

		$
Earnings	Year3	$814,200.00	*
	Year2	814,200.00	*
	Year1	814,200.00	*

Final Average Earnings (3 years)		814,200.00
x Accrual Rate		0.55
		447,810.00
x Early Retirement Factor		0.8700	*
		389,594.70

Benefit Offsets		Before Age 62		Age 62+
Qualified Plan Benefit		25,954.37		25,954.37
Excess Plan Benefit		58,788.01		58,788.01
.5 x Social Security at age 62		0.00		8,556.00
Other Non-Mead Plans		0.00	**	0.00	**
		84,742.38		93,298.38
Annual Benefit after Offsets		304,852.32		296,296.32

Flat Annual Benefit for Lump Sum		297,547.53
Lump Sum Factor		14.0619	***
Lump Sum before SERP Offset		4,184,083.54
Offset SERP Lump Sum		1,446,138.11	***
Enhanced Pension Benefit		2,737,945.43

* Calculated assuming an additional 3 years of age.
** The SERP benefit will be reduced by any employer-funded qualified plan benefits earned under a previous employer's defined benefit plan.
*** Based on the 1994 Group Annuity Mortality Table blended 50% male / 50% female using a 5.39% interest rate.

MeadWestvaco Corporation

Exhibit IIB--Enhanced Pension Benefit for R. W. Lane
If Exit After to March 31, 2003

Retirement Age (years-months)		55-0
Retirement Date		04/01/03

Earnings for Additional Three Years
Base Pay		$492,000.00
Incentive		$322,200.00
		$814,200.00

		$
Earnings	Year3	$814,200.00	*
	Year2	814,200.00	*
	Year1	814,200.00	*

Final Average Earnings (3 years)		814,200.00
x Accrual Rate		0.55
		447,810.00
x Early Retirement Factor		0.8800	*
		394,072.80

Benefit Offsets		Before Age 62		Age 62+
Qualified Plan Benefit		42,026.00		42,026.00
Excess Plan Benefit		97,278.22		97,278.22
.5 x Social Security at age 62		0.00		8,850.00
Other Non-Mead Plans		0.00	**	0.00	**
		139,304.22		148,154.22
Annual Benefit after Offsets		254,768.58		245,918.58

Flat Annual Benefit for Lump Sum		250,258.05
Lump Sum Factor		13.8299	***
Lump Sum before SERP Offset		3,461,043.87
Offset SERP Lump Sum		1,895,148.81	***
Enhanced Pension Benefit		1,565,895.06

* Calculated assuming an additional 3 years of age.
** The SERP benefit will be reduced by any employer-funded qualified plan benefits earned under a previous employer's defined benefit plan.
*** Based on the 1994 Group Annuity Mortality Table blended 50% male / 50% female using a 5.50% interest rate.